Exhibit 31.1
Certification of Principal Executive Officer
I, Brian A. Kenney, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of GATX Corporation (the "Company"); and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ BRIAN A. KENNEY
Brian A. Kenney
Chairman, President and Chief Executive Officer
March 30, 2022